Exhibit 5.1

WOODBURN AND WEDGE ATTORNEYS AND COUNSELORS AT LAW SIERRA PLAZA 6100 NEIL ROAD, Suite 500 RENO, NEVADA 89511-1149 TELEPHONE (775) 688-3000 Facsimile (775) 688-3088

Gregg P. Barnard

E-MAIL: gbarnard@woodburnandwedge.com

DIRECT DIAL: (775) 688-3025

June 18, 2012

Endeavour International Corporation

811 Main Street, Suite 2100

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special Nevada counsel to Endeavour International Corporation, a Nevada corporation (the “Company”), in connection with the Company’s issuance and sale of up to 8,625,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as described in that certain Prospectus dated February 9, 2010, that certain Prospectus Supplement, dated as of June 13, 2012 (collectively, the “Prospectus”) and that certain Registration Statement on Form S-3, File No. 333-163781 (the “Registration Statement”) as filed with Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on December 16, 2009, and as amended to the date hereof. The Prospectus relates to the issuance and sale by the Company of up to 8,625,000 shares of Common Stock (the “Shares”) pursuant to the Underwriting Agreement as described in the Prospectus (the “Underwriting Agreement”).

In connection with rendering this opinion, we have examined or are familiar with the Amended and Restated Articles of Incorporation of the Company, as amended to the date hereof, the Amended and Restated Bylaws of the Company, as amended to the date hereof, the corporate proceedings with respect to the authorization of the Registration Statement, Prospectus and Underwriting Agreement, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Registration Statement, Prospectus, Underwriting Agreement and the aforesaid records, certificates and documents.

Endeavour International Corporation

June 18, 2012

Subject to the foregoing and the additional qualifications, limitations and additional assumptions set forth below, we are of the opinion that:

1. The Company is a corporation duly organized and legally existing under the laws of the State of Nevada and is in good standing under said laws.

2. The Shares have been duly authorized and, when issued in accordance with the provisions of the Registration Statement, Prospectus and Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any federal or state securities laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

We hereby consent:

1. To being named in the Registration Statement and Prospectus and in any amendments thereto as counsel for the Company;

2. To the statements with reference to our firm made in the Registration Statement of the Company on Form S-3 and the Prospectus; and

3. To the filing of this opinion as an exhibit to the Registration Statement or as an exhibit to a Current Report of the Company on Form 8-K.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

WOODBURN and WEDGE

By:	/s/ Gregg P. Barnard
Gregg P. Barnard